Exhibit 4.1

Execution Version

FARFETCH.COM LIMITED

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of 21 July 2017, by and among Farfetch.com Limited, a company incorporated under the laws of the Isle of Man with registered number 000657V (the “Company”) and the Holders (as defined below).

RECITALS

The Company and certain investors (the “Investors”) have entered into a Subscription and Shareholders Agreement (the “Subscription Agreement”) dated as of 22 June 2017, pursuant to which the Company desires to issue to certain of the Investors and certain of the Investors desire to subscribe for the Company’s Series G Preferred Shares (as defined below). A condition to the Investors’ obligations under the Subscription Agreement is that the Company and the Holders enter into this Agreement in order to provide the Holders certain rights to register the Company’s Ordinary Shares (as defined below) issuable upon conversion of the Company’s Preferred Shares (as defined below) held by the Investors. The Company desires to induce the Investors to subscribe for the Series G Preferred Shares (as defined below) pursuant to the Subscription Agreement by agreeing to the terms and conditions set forth below.

AGREEMENT

The parties agree as follows:

1.	REGISTRATION RIGHTS.

1.1	Definitions

For purposes of this section 1:

“ADRs” means American Depositary Receipts evidencing American Depositary Shares issued in respect of Ordinary Shares deposited with the Depositary;

“Articles” means the articles of association of the Company adopted on or about the date of this Agreement as amended or superseded from time to time;

“Demand Registration” has the meaning set forth in section 1.2;

“Depositary” means any bank or other financial institution that issues ADRs in respect of Ordinary Shares;

“Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

“Form F-1” means a registration statement on Form F-1 or any successor form for the registration of securities pursuant to the Securities Act;

“Form F-2” means a registration statement on Form F-2 or any successor form for the registration of securities pursuant to the Securities Act;

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC;

“Form F-6” means a registration statement on Form F-6 or any successor form for the registration of ADRs pursuant to the Securities Act;

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC;

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

“Holder” means the parties listed on Schedule A hereto and any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with section 1.13;

“Lead Investors” has the meaning set forth in the Subscription Agreement;

“Ordinary Shares” means the ordinary shares of nominal value £0.10 each in the capital of the Company from time to time, having the rights set out in the Articles;

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares and the Series G Preferred Shares of the Company;

“Qualified IPO” means a public offering by the Company of shares of its Ordinary Shares pursuant to a registration statement under the Securities Act of 1933, as amended;

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

“Registrable Securities” means:

(a)	the shares of Ordinary Shares held by the Holders and Ordinary Shares issuable or issued upon conversion of the Preferred Shares, other than shares for which registration rights have terminated pursuant to section 1.16 hereof;

(b)	any other shares of Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (a); and

(c)	any securities into which the Ordinary Shares may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company;

provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Agreement are not assigned in accordance with section 1.13 below. Notwithstanding the foregoing, Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as

(a)	they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

(b)	they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under section 4(1) thereof, in connection with which the rights under this Agreement were not transferred in accordance with section 1.13 below;

(c)	they are not eligible to be resold in reliance on Securities Act Rule 144 without regard to volume or manner-of-sale limitations therein; or

(d)	the Holder thereof is entitled to exercise any right provided in section 1 in accordance with section 1.13 below;

The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Ordinary Shares outstanding which are, and the number of shares of Ordinary Shares issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

“Rule 144” means Rule 144 promulgated under the Securities Act;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

“Series A Preferred Shares” means the series A convertible preferred shares of £0.10 each in the capital of the Company having the rights set out in the Articles;

“Series B Preferred Shares” means the series B convertible preferred shares of £0.10 each in the capital of the Company having the rights set out in the Articles;

“Series C Preferred Shares” means the series C convertible preferred shares of £0.10 each in the capital of the Company having the rights set out in the Articles;

“Series D Preferred Shares” means the series D convertible preferred shares of £0.10 each in the capital of the Company having the rights set out in the Articles;

“Series E Preferred Shares” means the series E convertible preferred shares of £0.10 each in the capital of the Company having the rights set out in the Articles;

“Series F Preferred Shares” means the series F convertible preferred shares of £0.10 each in the capital of the Company having the rights set out in the Articles;

“Series G Preferred Shares” means the series G convertible preferred shares of £0.10 each in the capital of the Company having the rights set out in the Articles;

“Series Preferred Investor Majority” has the meaning set forth in the Subscription Agreement;

“Short-Form Demand” has the meaning proscribed in section 1.4; and

“Short-Form Demand Registration” has the meaning proscribed in section 1.4.

1.2	Request for Registration

(a)	If the Company shall receive at any time after six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities that the Company file a registration statement under the Securities Act covering the registration of at least such number of the Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $50,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, Form S-1, Form F-1 or F-2 registration statement (or any successor form) under the Securities Act covering the registration of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) which the Holders request to be registered within 10 days of the mailing of such notice by the Company (each a “Demand Registration”).

(b)

If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.6(e) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) of the Company owned by each participating Holder; provided, however, that the number of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)	Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its holders of share capital for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any 12 month period.

(d)	In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this section 1.2:

(i)	after the Company has effected two registrations pursuant to this section 1.2 and such registrations have been declared or ordered effective;

(ii)

during the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to section 1.3 unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to section 1.3; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii)	if the Initiating Holders propose to dispose of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) that may be immediately registered on Form S-3 OR Form F-3 pursuant to a request made pursuant to section 1.4.

1.3	Company Registration

If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of share capital other than the Holders) any of its shares under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only shares being registered are Ordinary Shares issuable upon conversion of debt securities which are also being registered, a registration on Form S-8 or Form S-4, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, and any ADRs evidencing American Depositary Shares issued with respect thereof), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 10 days after mailing of such notice by the Company in accordance with section 5.5, the Company shall, subject to the cut-back provisions of section 1.7, use reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) that each such Holder has requested to be registered.

1.4	Form S-3, Form F-3 Registration

In case the Company shall receive from any Holder or from the Holders of a majority of the Registrable Securities a written request or requests (each, a “Short-Form Demand”) that the Company effect a registration on Form S-3 or Form F-3 (a “Short-Form Demand Registration”) and any related qualification or compliance with respect to all or a part of the Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) owned by such Holder or Holders the Company will:

(a)	promptly give written notice of the proposed Form S-3 or Form F-3 registration, and any related qualification or compliance, to all other Holders; and

(b)

use reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such

Holder’s or Holders’ Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) as are specified in such request, together with all or such portion of the Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) of any other Holder or Holders joining in such request as are specified in a written request given within 10 days after mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(i)	if Form S-3 or Form F-3 is not available for such offering by the Holders;

(ii)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $15,000,000;

(iii)	if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, (A) it would be seriously detrimental to the Company and its holders of share capital for such Form S-3 or Form F-3 registration to be effected at such time, (B) such registration or offering could materially interfere with a bona fide business, financing or business combination transaction of the Company or is reasonably likely to require premature disclosure of material non-public information, which premature disclosure could materially and adversely affect the Company, or (C) such registration would require the Company to recast its historical financial statements or prepare pro forma financial statements, acquired business financial statements or other information, with which requirement the Company is reasonably unable to comply, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period;

(iv)	if the Company has, within the 12-month period preceding the date of such request and after the 6-month period following the Company’s initial public offering, already effected two registrations on Form S-3 or Form F-3 for the Holders pursuant to this section 1.4;

(v)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(vi)	during the period ending 180 days after the effective date of a registration statement subject to section 1.3; and

(c)	subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this section 1.4 shall not be counted as demands for registration or registrations effected pursuant to sections 1.2 or 1.3, respectively.

1.5	Obligations of the Company.

Whenever required under this section 1 to effect the registration of any Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof), the Company shall, as expeditiously as reasonably possible:

(a)	prepare and file with the SEC a registration statement with respect to such Registrable Securities (and, if applicable, cause the Depositary to file a Form- F-6 to register ADRs evidencing such Registrable Securities) and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier;

(b)	prepare and file with the SEC such amendments and supplements to such registration statement or Form F-6 and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement or Form F-6 is completed, if earlier;

(c)	furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) owned by them;

(d)	use its best efforts to register and qualify the securities covered by such registration statement and, if applicable, the ADRs covered by the Form F-6 under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)	notify each Holder of Registrable Securities (and all ADRs evidencing American Depository Shares issued in respect thereof) covered by such registration statement or Form F-6 at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement or Form F-6, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days;

(g)	cause all such Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)	provide a transfer agent and registrar for all Registrable Securities (and all ADRs evidencing American Depository Shares issued in respect thereof) registered pursuant hereunder and a CUSIP number for all such Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof), in each case not later than the effective date of such registration; and

(i)	use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) pursuant to this section 1, on the date that such Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) are delivered to the underwriters for sale in connection with a registration pursuant to this section 1, if such securities are being sold through underwriters:

(i)	an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters; and

(ii)	a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

1.6	Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section 1 with respect to the Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof). The Company shall have no obligation with respect to any registration requested pursuant to section 1.2 or section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a)(i) or subsection 1.4(b), whichever is applicable.

1.7	Suspension of Resales.

(a)	The Company shall be entitled to suspend the use of the prospectus forming any part of a registration statement for a reasonable “blackout period” not in excess of 90 days if (i) the Board determines that such registration or offering could materially interfere with a bona fide business, financing or business combination transaction of the Company or is reasonably likely to require premature disclosure of material non-public information, which premature disclosure could materially and adversely affect the Company, or (ii) an offering or sale pursuant to such prospectus would require the Company to recast its historical financial statements or prepare pro forma financial statements, acquired business financial statements or other information, with which requirement the Company is reasonably unable to comply.

(b)	Each Holder of Registrable Securities included in any such registration statement and not previously sold thereunder agrees that upon its receipt of a written certification from the Company notifying the Holders of such suspension, it will immediately discontinue the sale of any Registrable Securities pursuant to such registration statement or otherwise until such Holder has received copies of the supplemented or amended prospectus or until such holder is advised in writing that the use of the prospectus forming a part of such registration statement may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus.

1.8	Expenses of Registration.

(a)	Demand Registration

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to section 1.2; provided further, however, that if at the time of such withdrawal, the Holders:

(i)	have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request; and

(ii)	have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change,

then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to section 1.2.

(b)	Company Registration

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) pursuant to section 1.3 for each Holder (which right may be assigned as provided in section 1.13), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c)	Registration on Form S-3

All expenses incurred in connection with a registration requested pursuant to section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company shall be borne by the Company, and any underwriters’ discounts or commissions associated with Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof), shall be borne pro rata by the Holder or Holders participating in the Form S-3 or Form F-3 registration; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses).

1.9	Underwriting Requirements

In connection with any offering involving an underwriting of shares of the Company’s share capital, the Company shall not be required under section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof), requested by holders of share capital to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof), which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders) but in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling security holders may be excluded if the underwriters make the determination described above and no other holder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) and which is a partnership or corporation, the partners, retired partners and holders of share capital of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.

1.10	Delay of Registration

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section 1.

1.11	Indemnification

In the event any Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) are included in a registration statement under this section 1:

(a)	to the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and security holders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)	any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person;

(b)	to the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration or Form F-6 statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.11(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.11(b) exceed the net proceeds from the offering received by such Holder, except in the case of wilful fraud by such Holder;

(c)	promptly after receipt by an indemnified party under this section 1.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 1.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defence thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section 1.11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section 1.11;

(d)	if the indemnification provided for in this section 1.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this subsection 1.11(d) exceed the net proceeds from the offering received by such Holder, except in the case of wilful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission;

(e)	notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; and

(f)	the obligations of the Company and Holders under this section 1.11 shall survive the completion of any offering of Registrable Securities in a registration or Form F-6 statement under this section 1, and otherwise.

1.12	Reports Under the Exchange Act

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under sections 13 or 15(d) of the Exchange Act;

(b)

take such action, including the voluntary registration of its Ordinary Shares under section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 or Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)	furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request:

(i)	a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies);

(ii)	a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and

(iii)	such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.13	Assignment of Registration Rights

No Holder shall transfer the rights to cause the Company to register Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) without the prior written consent of the Company, and in any event such rights may only be assigned pursuant to this section 1 (but only with all related obligations) by a Holder to a transferee or assignee:

(a)	of at least 50% of the transferring Holder’s aggregate Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) originally obtained from the Company (or if the transferring Holder then owns less than 50% of such originally acquired securities, then all remaining Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) then held by the transferring Holder);

(b)	that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or holder of share capital of a Holder;

(c)

that is an affiliated fund or entity of the Holder which means, in respect of a Holder which is a fund, partnership, limited partnership, company, syndicate or other entity whose business is managed by a person whose principal business is to make, manage or advise upon investments in securities (a “Fund Manager”)

(an “Investment Fund”) (or a nominee thereof): (i) any participant, partner in, member of or ultimate beneficial owner of any equity securities of any such Investment Fund or the holders of any unit trust which is a participant, partner in, member of or ultimate beneficial owner of any equity securities of any Investment Fund; (ii) any other Investment Fund managed by the Fund Manager of such Investment Fund; (iii) any Affiliate of the Fund Manager of such Investment Fund, or any subsidiary or Affiliate of any Affiliate of the Fund Manager of such Investment Fund; (iv) any entity that has at least one ultimate beneficial owner of any equity securities in common with such Investment Fund, the Fund Manager of such Investment Fund, Affiliate of the Fund Manager of such Investment Fund, or any subsidiary or Affiliate of any Affiliate of the Fund Manager of such Investment Fund (a “Member of the Same Fund Group”);

(d)	who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships); or

(e)	that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act provided that, such assignee executes and delivers to the Company a counterpart to this Agreement whereby it agrees to be bound by the terms of the Agreement.

For the purposes of determining the number of Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) held by a transferee or assignee, the holdings of transferees and assignees of (i) a partnership who are partners or retired partners of such partnership or (ii) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under section 1.

1.14	Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder:

(a)	to include such securities in any registration filed under section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities (and any ADRs evidencing American Depositary Shares issued with respect thereof) of the Holders which is included; or

(b)	to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a)(i) or within 120 days of the effective date of any registration effected pursuant to section 1.2, provided that, this section 1.14 shall cease to apply immediately following the consummation of a Qualified IPO.

1.15	Lock-Up Agreement.

(a)	Lock-Up Period; Agreement

If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act of 1933, as amended, Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement, and Holder shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

(b)	Limitations

The obligations described in section 1.15(a) shall apply only if all officers and directors are subject to similar restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all 1% security holders of the Company, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c)	Stop-Transfer Instructions

In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in section 1.15(a)).

(d)	Transferees Bound

Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this section 1.15.

1.16	Termination of Registration Rights

No Holder shall be entitled to exercise any right provided for in this section 1 after the earlier of:

(a)	two years following the consummation of a Qualified IPO;

(b)	such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without regard to volume or manner-of-sale limitations therein; or

(c)	upon termination of this Agreement, as provided in section 2.

2.	TERMINATION OF AGREEMENT

This Agreement shall terminate and have no further force or effect upon the earlier of:

(a)	the liquidation, dissolution or indefinite cessation of the business operations of the Company;

(b)	the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

(c)	the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Articles.

3.	AGGREGATION OF SHARES

All issued share capital of the Company held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. As used herein, “Affiliate” means, with respect to any specified Holder, any other Holder who, directly or indirectly, controls, is controlled by or is under common control with such Holder, including, without limitation, any general partner, managing member, officer or director of such Holder, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Holder or is a Member of the Same Fund Group.

4.	CONFIDENTIALITY

Each Holder shall keep confidential and shall not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information:

(a)	is known or becomes known to the public in general (other than as a result of a breach of this section 4 by such Holder);

(b)	is or has been independently developed or conceived by the Holder without use of the Company’s confidential information; or

(c)	is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company,

provided however, that a Holder may disclose confidential information:

(d)	to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company;

(e)	to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this section 4;

(f)	to any Affiliate, partner, member, shareholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Holder informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or

(g)	as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.	MISCELLANEOUS

5.1	Governing Law

The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

5.2	Entire Agreement

This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

5.3	Amendments and Waivers

(a)	Any term of this Agreement may be amended or waived only with the written consent of:

(i)	the Company; and

(ii)	the Holders of a majority of the Registrable Securities.

(b)	Notwithstanding section 5.3(a), this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional Lead Investors as Holders; such additional Holders shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement.

(c)	Any amendment or waiver effected in accordance with this section 5.3 shall be binding upon the Company, the Holders and each of their respective successors and assigns.

(d)	No failure or delay to exercise, or other relaxation or indulgence granted in relation to, any power, right or remedy under this Agreement shall operate as a waiver of it or impair or prejudice it nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

5.4	Successors and Assigns

Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement, including but not limited to any successor entity in connection with a reorganization. Except as otherwise provided in section 1.13, no other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

5.5	Notices

Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 72 hours after being deposited in the international mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

5.6	Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then:

(a)	such provision shall be excluded from this Agreement;

(b)	the balance of the Agreement shall be interpreted as if such provision were so excluded; and

(c)	the balance of the Agreement shall be enforceable in accordance with its terms.

5.7	Construction

This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favour of or against any one of the parties hereto.

5.8	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

Signature Pages Follow

The parties have executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

FARFETCH.COM LIMITED

By:	/s/ Jose Néves
(Signature)
Name:	Jose Néves
Title:	Director
Address: Farfetch.com Limited
The Bower,
211 Old Street, London, EC1V 9NR
United Kingdom Email:##########

The parties have executed this Registration Rights Agreement as of the date first written above.

HOLDER:

Kadi Group Holding Limited

By:	/s/ Zhang Pang
(Signature)
Name:	Zhang Pang
Title:	Director
Address: Geneva Place Waterfront Drive P.O. Box 3469 Road Town, Tortola British Virgin Islands Email: legalnotice@jd.com

HOLDER:

Condé Nast International Ltd

By:	/s/ Jonathan Newhouse
(Signature)
Name:	Jonathan Newhouse
Title:	Director
Address: ##########
##########

Email: ##########

With a copy to:
Sabin, Bermant & Gould LLP
1 World Trade center, 44th Floor
New York, NY 10007
USA
Attn: Jack S. Yeh
Email: jyeh@sabinfirm.com

HOLDER:

Advance Magazine Publishers Inc

By:	/s/ Robert A. Sauerberg, Jr.
(Signature)
Name:	Robert A. Sauerberg, Jr.
Title:	Vice President

Address: 1 World Trade Center, 42nd Floor
New York, NY 10007 Email: ##########

With a copy to:
Sabin, Bermant & Gould LLP
1 World Trade center, 44th Floor
New York, NY 10007
USA
Attn: Jack S. Yeh
Email: jyeh@sabinfirm.com

HOLDER:

CN Commerce Ltd

By:	/s/ Robert A. Sauerberg, Jr.
(Signature)
Name:	Robert A. Sauerberg, Jr.
Title:	Vice President

Address: 1 World Trade Center, 42nd Floor
New York, NY 10007 Email: ##########

With a copy to:
Sabin, Bermant & Gould LLP
1 World Trade center, 44th Floor
New York, NY 10007
USA
Attn: Jack S. Yeh
Email: jyeh@sabinfirm.com

HOLDER:

Index Ventures V (Jersey), L.P., by its Managing Central Partner, Index Venture Associates V Limited

By:	/s/ Alex Di Santo
(Signature)
Name:	Alex Di Santo
Title:	Alternate Director

Address: 44 Esplande, St. Heller
Jersey, JE4 9WS Email: ##########

HOLDER:

Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P., by its Managing Central Partner, Index Venture Associates V Limited

By:	/s/ Alex Di Santo
(Signature)
Name:	Alex Di Santo
Title:	Alternate Director

Address:
44 Esplande, St. Heller
Jersey, JE4 9WS

Email: ##########

HOLDER:

Yucca (Jersey) SLP

By:	/s/ Sarah Earles & Alex Di Santo
(Signature)
Name:	Sarah Earles Alex Di Santo
Title:	Authorized Signatories

Address:
44 Esplande, St. Heller
Jersey, JE4 9WS

Email: ##########

HOLDER:

Farhold (Luxembourg) S.Á.R.L.

By:	/s/ Gael Sausy
(Signature)
Name:	Gael Sausy
Title:	B Manager and authorized signatory

Address:
1 Rue Gildegard von Bingen
L-1282 Luxembourg

Email: ##########

HOLDER:

DST Global IV, L.P.

By:	/s/ DST Managers Limited
(Signature)
Its:	General Partner
Name:	Despoina Zinonos
Title:	Director

Address:
c/o Tulloch & Co Solicitors, 4 Hill Street
London, W1J 5NE, United Kingdom

Email: ##########; ##########

HOLDER:

Sebatik Investments Limited

By:	/s/ Tee Mei Ling Diana
(Signature)
Name:	Tee Mei Ling Diana
Title:	Vice President, Investment

Address: Level 37, Tower 2, Petronas
Twin Towers, KLCC 50088 Kuala Lumpur

Email: ##########

HOLDER:

TGF Participations Limited

By:	/s/ Nicole Hewson
(Signature)
Name:	Nicole Hewson
Title:	Director, for and on behalf of Wilton Directors (IOM) Limited

Address: Grosvenor House, 66-67 Athol Street, Douglas
Isle of Man M11JE Email: corporateandlegal@wiltongroup.com

HOLDER:

Republic Technologies Pte Ltd

By:	/s/ Ang Peng Huat
(Signature)
Name:	Ang Peng Huat
Title:	Authorized signatory

Address: Temasek Capital Management Pte. Ltd.
60B Orchard Road #06-18 Tower 2
Singapore 238891

Email: theatrium@orchard

HOLDER:

Advent Private Equity Fund IV

By:	/s/ Frederic Court
(Signature)
Name:	Frederic Court
Title:	General Partner

Address: ##########
##########

Email: ##########

HOLDER:

Advent Industry L.P.

By:	/s/ Frederic Court
(Signature)
Name:	Frederic Court
Title:	General Partner

Address:
##########
##########

Email: ##########

HOLDER:

Advent Management IV Limited Partnership

By:	/s/ Frederic Court
(Signature)
Name:	Frederic Court
Title:	General Partner

Address:
##########
##########

Email: ##########

HOLDER:

Newsight Investment Holdings I Ltd

By:	/s/ Chi Sing HO
(Signature)
Name:	Chi Sing HO
Title:	Authorized signatory
Address: ##########
########## Email: ##########

HOLDER:

Newsight Investment Holdings II Ltd

By:	/s/ Chi Sing HO
(Signature)
Name:	Chi Sing HO
Title:	Authorized signatory

Address:
##########
##########

Email: ##########

Schedule A

Kadi Group Holding Limited

Condé Nast International Ltd

Advance Magazine Publishers Inc

CN Commerce Ltd

Index Ventures V (Jersey), L.P.

Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P.

Yucca (Jersey) SLP

Farhold (Luxembourg) S.Á.R.L.

DST Global IV, L.P.

Sebatik Investments Limited

TGF Participations Limited

Republic Technologies Pte Ltd

Advent Private Equity Fund IV

Advent Industry L.P.

Advent Management IV Limited Partnership

Newsight Investment Holdings I Ltd

Newsight Investment Holdings II Ltd